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                                                                     EXHIBIT 3.8

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "ALLUR-DETROIT, INC.", A DELAWARE CORPORATION, WITH AND INTO "BELL BROADCASTING COMPANY" UNDER THE NAME OF "BELL BROADCASTING COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MICHIGAN, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIS THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                    [SEAL]        /s/ Harriet Smith Windsor
                                  ----------------------------------------
                                  HARRIET SMITH WINDSOR, SECRETARY OF STATE

3472013  8100M                                     AUTHENTICATION: 1522816

                                                             DATE: 12-21-01
010660299

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  STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/20/2001
 010660299 - 2312974

                             CERTIFICATE OF MERGER
                                       OF
                               ALLUR-DETROIT, INC.
                                 WITH AND INTO
                           BELL BROADCASTING COMPANY

      The undersigned, officer of Bell Broadcasting Company, a Michigan corporation, (the "Surviving Corporation"), hereby certifies that this Certificate of Merger (the "Certificate") of Allur-Detroit, Inc., a Delaware corporation (the "Merging Corporation") and the Surviving Corporation is filed and executed pursuant to Section 252 of the General Corporation Law of the State of Delaware (the "Delaware Act") and that:

      1. The constituent business corporations participating in the merger herein certified are:

            (i) Bell Broadcasting Company, which is incorporated under the laws of the State of Michigan; and

            (ii) Allur-Detroit, Inc., which is incorporated under the laws of the State of Delaware.

      2. The Merging Corporation shall be merged into the Surviving Corporation (the "Merger").

      3. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Boards of Directors and the shareholders of each of the Merging Corporation and the Surviving Corporation in accordance with the provisions of Section 251(c) of the Delaware Act.

      4. The name of the Surviving Corporation in the Merger herein certified is Bell Broadcasting Company, which will continue its existence as the Surviving Corporation under its present name upon the effective date of the Merger pursuant to the provisions of the Delaware Act.

      5. The Certificate of Incorporation of Bell Broadcasting Company, as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the Delaware Act.

      6. An executed copy of the Agreement of Merger is on file at the principal place of business of the Surviving Corporation, which is:
            5900 Princess Garden Parkway, 8th Floor, Lanham, MD 20706.

      7. A copy of the executed Agreement of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

[ILLEGIBLE]

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      8.    This Certificate of Merger between the constituent corporations provides that the merger herein certified shall be effective for purposes of Delaware law on December 31, 2001

      IN WITNESS WHEREOF, this Certificate has been executed by a duly authorized officer as of the 18th day of December, 2001.

                                              Bell Broadcasting Company

                                              By: /s/ Linda J. Eckard Vilardo
                                                  ------------------------------
                                              Name: LINDA J. ECKARD VILARDO
                                              Title: Vice President

      The surviving entity agrees that the Secretary of State of the State of Delaware can forward service of process for the non-surviving entity and mail the same to: 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.

[ILLEGIBLE]

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